Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-78381) and related Prospectus of Micrografx, Inc. for the registration of 579,700 shares of its common stock and to the incorporation by reference therein of (1) our report dated August 11, 1998 (except Note 14, as to which the date is September 18,
1998), with respect to the consolidated financial statements and schedule of Micrografx, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, and (2) our report dated May 28, 1999, with respect to the consolidated financial statements of InterCAP Graphics Systems, Inc. included in the Current Report on Form 8-K/A of Micrografx, Inc. dated July 1, 1999, filed with the Securities and Exchange Commission.



                                   By: /s/ERNST & YOUNG LLP
                                       --------------------
                                       Ernst & Young LLP

Dallas, Texas
June 30, 1999





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